                                                                   EXHIBIT 10.16



                            ARRIS INTERACTIVE/MITSUMI

                               ELECTRIC CO., LTD.

                             MANUFACTURING AGREEMENT

                                   JULY, 1997

                             MANUFACTURING AGREEMENT
SECTION 1: DEFINITIONS                                                         4
SECTION 2: SCOPE OF WORK                                                       6
   2.1 Design of Products                                                      6
   2.2 Manufacturing of Products                                               6
   2.3 Manufacturing Primeship and Location                                    7
   2.4 Manufacturing Scheduling                                                7
   2.5 Quality Assurance                                                       7
   2.6 Repairs                                                                 7
   2.7 New Product Introduction                                                7
   2.8 Cost Reduction and Optimization                                         7
   2.9 Packaging                                                               8
   2.10 Program Coordination                                                   8
SECTION 3: PRICING AND PAYMENT TERMS                                           8
   3.1 Pricing of Product and Services                                         8
   3.2 Pricing of New Product(s)                                               9
   3.3 Payment                                                                 9
   3.4 Invoicing                                                               9
   3.5 Taxes                                                                   9
   3.6 Record Keeping                                                          9
SECTION 4: PURCHASE ORDERS                                                     9
   4.1 Purchase Orders                                                         9
   4.2 Acceptance of Purchase Orders                                           9
   4.3 Completion                                                              9
SECTION 5: PURCHASE ORDER RESCHEDULING/CANCELLATIONS                          10
   5.1 Rescheduling                                                           10
   5.2 Product Modifications                                                  10
   5.3 Cancellation                                                           10
   5.4 Cancellation Charges                                                   10
SECTION 6: FORECASTS                                                          11
   6.1 Product(s) Forecast                                                    11
SECTION 7: SHIPPING/DELIVERY/TITLE                                            11
   7.1 FOB Terms                                                              11
   7.2 Shipping                                                               11
   7.3 Delivery in Installments                                               11
   7.4 Title                                                                  11
   7.5 Late Delivery                                                          12
SECTION 8: MANUFACTURING CAPACITY                                             12
   8.1 Manufacturing Capacity                                                 12
SECTION 9: QUALITY                                                            12
   9.1 Quality Assurance                                                      12
   9.2 Failure Analysis                                                       13
   9.3 Inspection and Acceptance                                              13
SECTION 10: PREPRODUCTION                                                     13
SECTION 11: SPECIFICATIONS AND COMPONENTS                                     14
   11.1 Specifications                                                        14
   11.2 Customer Components                                                   14
   11.3 Programs                                                              14
   11.4 Design Transfer Process                                               14
SECTION 12: QUARTERLY OPERATIONS REVIEWS                                      15
   12.1 Reviews                                                               15
SECTION 13: ECNs, CHANGES AND ERRORS, AND EXCESS AND OBSOLETE MATERIALS       15
   13.1 Design Control                                                        15
   13.2 ECN Class Definitions and Applicability                               15
   13.3 Responsibility for Cost of ECNs and Actions                           15
   13.4 Changes and Errors                                                    15
   13.5 Approval of Major Changes and Errors                                  16
   13.6 Excess and Obsolete Materials                                         16
SECTION 14: DEVELOPED INFORMATION                                             16
SECTION 15: WARRANTY                                                          16

   15.1 Manufacturer's Warranty                                               16
   15.2 Manufacturers Duties                                                  17
   15.3 Customer Warranty                                                     17
   15.4 Conforming Products                                                   17
   15.5 Incoming Inspection                                                   17
   15.6 DISCLAIMER.                                                           17
SECTION 16: Repairs                                                           18
   16.1 Repairs under Warranty                                                18
   16.2 Repairs out of Warranty                                               18
   16.3 Time Limitations                                                      18
   16.4 Repair Process                                                        18
SECTION 17: LIMITATION OF LIABILITY                                           18
   17.1 Exclusion of Certain Damages                                          18
   17.2 Time Limitations                                                      18
SECTION 18: INTELLECTUAL PROPERTY RIGHTS                                      19
   18.1 Manufacturer Indemnity                                                19
   18.2 No Other Rights                                                       19
SECTION 19: TERM AND TERMINATION                                              19
   19.1 Term                                                                  19
   19.2 Termination of Agreement                                              19
   19.3 Payment Obligations                                                   20
   19.4 Survival                                                              20
SECTION 20: GENERAL TERMS                                                     20
   20.1 Indemnification                                                       20
   20.2 Independent Contractor Status                                         20
   20.3 Confidential Information                                              20
   20.4 Freedom of Action                                                     21
   20.5 Trademarks and Trade Names                                            21
   20.6 Compliance with Governmental Legal Requirements                       21
   20.7 Export Controls                                                       21
   20.8 Force Majeure                                                         21
   20.9 Notice                                                                22
   20.10 Assignment                                                           22
   20.11 Governing Law                                                        22
   20.12 Waiver                                                               22
   20.13 Severability                                                         22
   20.14 Complete Agreement                                                   23

                             MANUFACTURING AGREEMENT


THIS MANUFACTURING AGREEMENT (the "Agreement) is made effective as of the ____ day of 1997 (the "Effective Date") by and between Mitsumi Electric Co., Ltd. , 8-8-2 Kokuryo-cho, Chofu-shi, Tokyo, 182 Japan (hereinafter "Manufacturer") and ARRIS INTERACTIVE L.L.C., a limited liability company organized under the laws of the State of Delaware, located at 3871 Lakefield Drive, Suwanee, Georgia, 30024 (hereinafter "Customer").

                                   WITNESSETH:


WHEREAS, Customer desires to have Manufacturer manufacture and assemble certain Products (as hereinafter defined) pursuant to one or more Purchase Orders (as hereinafter defined) issued by Customer in accordance with this Agreement; and

WHEREAS, Manufacturer desires to manufacture and assemble such Products for Customer hereunder;


NOW, THEREFORE, Customer and Manufacturer, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

SECTION 1:  DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below.

         "Affiliate" of a corporation shall mean its subsidiaries, any company of which it is a subsidiary, and other subsidiaries of such company.

         "Bill of Materials" shall mean a listing or reference for the Hardware, Firmware and Software components included in or required for the manufacture or assembly of the Products based on their Specifications.

         "Changes and Errors" shall mean material, manufacturing labor and engineering support incurred as the result of the implementation of product design changes resulting from engineering change notices ("ECNs") issued by the Customer, and applicable to manufacturing correction or rework of current production in process.

         "Components" shall mean parts, materials, firmware and software listings included in or required for the manufacturing of each Product, as provided in the Bill of Materials for such Product.

         "Days" shall mean calendar days, unless otherwise specified, provided that if a deadline falls on a Saturday, Sunday, or holiday, it shall be extended until the following regular business day.

         "Delivery" shall mean delivery of Products, FOB Manufacturer's facility.

         "Effective Date" shall mean the date first written above.

         "Engineering Change Notice [ECN]" shall mean a Product design change, manufacturing specification change or process change initiated by the Customer to address product related issues potentially affecting the performance, reliability, safety, serviceability, cost, manufacturability or Form, Fit, or Function of the Products.

         "Excess and Obsolete" shall mean surplus in material inventory resulting from a reduction in production forecast by the Customer or as a result of a procurement strategic decision initiated by the Customer, and surplus material resulting from implementation of design changes and ECNs rendering Components obsolete.

         "Firmware" shall mean a combination of (1) hardware and (2) software represented by a pattern of bits contained in such hardware.

         "Form" shall mean physical size, appearance, layout, shape, and dimensions.

         "Fit" shall mean mounting, protocol and interface connections and operations (i.e., electrical or mechanical connections).

         "Function" shall mean product operation, functionality and features.

         "Intellectual Property Rights" shall mean any rights under patent, semiconductor chip protection, copyright, trade secret, trademark, or similar laws which would restrict the manufacture, assembly, or distribution of the Products or the subsequent use, sale, or repair of the Products as purchased by Customer from Manufacturer hereunder.

         "Known Product Defect" shall mean documented known field product issues requiring correction resulting from outstanding product ECNs or manufacturing defects.

         "Manufacturing and Design Documentation" shall mean materials and media provided to Manufacturer by Customer or third-party contractors, suppliers, or licensers acting at Manufacturer's request, in each case specifically for use in the manufacture and assembly of Products hereunder, including drawings, routings, Bill of Materials, schematics, circuit diagrams, Specifications, and test documents.

         "Nonrecurring Charges" shall mean charges for special engineering work or other activities listed under this designation in a Statement of Work.

         "Preproduction" shall mean the period proceeding standard manufacturing where initial pilot production runs are being produced to demonstrate product functionality, manufacturing processes and test yields.

         "Product Code" shall mean an identification code for each Product components; the .product code will include a product identification code and a vintage release number to provide traceability of product changes.

         "Purchase Order" shall mean an order to purchase a specific quantity of a Product submitted by Customer and accepted by Manufacturer in accordance with this Agreement, which refers to the type and volume and timing of Products to be manufactured and purchased; price terms; scheduled delivery dates (unless submitted on open delivery terms); and "sold to," and "ship to" addresses. The terms of this Agreement control over any printed terms on a purchase order, acknowledgment, confirmation, or invoice.

         "RF Converter" shall mean printed circuit assembly which converts coaxial carried RF signals to a digital bit stream, manufactured by Manufacturer for Customer, and which specifications are listed in Exhibit "B".

         "Specifications" shall mean the description of the Product, performance and test requirements as provided through detailed drawings, in-process and final test criteria, or similar documentation.

         "Statement of Work" shall mean a document defining a specific task relating to a particular product or Service, documented and agreed on by Manufacturer and Customer, which refers to the Specifications for the Product or Service that the Manufacturer agrees to manufacture, assemble or perform pursuant to Purchase Orders Customer may submit hereunder. This Agreement may include multiple Statements of Work and each Statement of Work shall be considered a separate transaction. The statement of work shall be within the Scope of Work of this Agreement as described in Section 2 hereof. The Statement of Work price terms and applicable manufacturing and testing procedures for each Product will be set forth in a Statement of Work. A Statement of Work may be implemented by reference to a new or change in a particular product.

         "Tooling" shall mean all patterns, tools, jigs, dies, equipment.

         "Voice Ports" shall mean end subscriber located modules, manufactured by Manufacturer for Customer which interface with the cable network and provide standard or premium telephone or data services to the connected subscribers and which specifications are listed in Exhibit "B".

SECTION 2:  SCOPE OF WORK

Manufacturer agrees to perform for Customer the tasks and services described hereafter, with respect to the Products described within this agreement and according to the accepted schedules and budgets therein, as modified from time to time by mutual agreement, under the specific direction of the designated Technical Coordinator of Customer. Specific requirements from Customer will be addressed with "Statements of Work" defining the task, schedules and budgets items related to a specific requirement. Each Statement of Work will be within the boundary of this Scope of Work, unless modified by mutual agreement.

2.1      DESIGN OF PRODUCTS.

         Manufacturer shall provide design and manufacturing services and coordinate with such of its affiliates or subcontractors to produce product(s) meeting the specifications in Exhibit "B" per the schedule(s) given in Exhibit "C" as they may be mutually amended.

2.2      MANUFACTURING OF PRODUCTS.

         Manufacturer shall manufacture and shall coordinate with such of its affiliates or subcontractors (as Customer agrees by written consent, which shall not be unreasonably withheld) and sell Products to Customer, and Customer shall order and purchase Products from Manufacturer, in accordance with the terms and conditions of this Agreement. Manufacturer shall deliver to Customers specified location only that quantity of Products specified in Customers Purchase Orders, at prices set forth in such Purchase Orders. Manufacturer shall be responsible for final assembly and system level testing of all products assembled and/or manufactured under this agreement. The initial product list to be manufactured by Manufacturer are outlined in Exhibit "A" herewith. Customer reserves the right to amend this product list from time to time based on market requirements.

2.3      MANUFACTURING PRIMESHIP AND LOCATION.

         Manufacturer agrees that Customer has internally qualified Akita Mitsumi Co., Ltd., Japan facilities as the prime manufacturing facilities to perform all Manufacturer's obligations under this Agreement. Accordingly, Manufacturer shall not move or otherwise transfer production of any Products from this facility without the prior, written consent of Customer, which consent shall not be unreasonably withheld. Each party shall provide the other with reasonable .access to its facilities reasonably required in connection with the performance of each party's respective, obligations under this Agreement. Manufacturer can elect to use sub-contractors to manufacture sub-assemblies of a product. In such case, Manufacturer shall be responsible for any sub-contracting agreements concerning the manufacture of products sub-assemblies, the co-ordination of manufacturing schedule and the overall quality of the finished products.

2.4      MANUFACTURING SCHEDULING

         Manufacturer shall coordinate the manufacturing scheduling and material planning with regard to the Products to be manufactured with all necessary affiliates and subcontractors and shall manage the overall production plan and shipments thereunder in accordance with the Manufacturing Forecast provided by Customer in accordance with Section 6 hereof, and the Delivery Dates set forth in the Purchase Orders.

2.5      QUALITY ASSURANCE.

         Manufacturer shall build and test the Products in accordance with the test procedures and specifications as developed by Manufacturer and agreed to by Customer. Manufacturing test data will be maintained by Manufacturer for at least two (2) years from the date of such test and will be available for inspection by Customer during normal business hours upon reasonable notice.

2.6      REPAIRS

         Manufacturer shall manage the Repairs process in accordance to Section 16 of this Agreement.

2.7      NEW PRODUCT INTRODUCTION

         Upon Customer request, Manufacturer shall provide timely manufacturability assessment, test and production engineering support for new and cost reduced Product that is proposed to be introduced by Customer. Customer shall use commercially reasonable efforts to provide a forward view of the Product development plan and timing for new products. Each new Product will be addressed with a separate Statement of Work defining the deliverables and schedules.

2.8      COST REDUCTION AND OPTIMIZATION.

         Manufacturer shall use its best efforts to aid Customer with respect to its cost reduction of the Products and shall procure materials and services for the Products such that the lowest overall Product cost is achieved. Manufacturer shall work with Customer to optimize the manufacturing of the Products. In the event that lower total product cost can be achieved through outside subcontracting of manufacturing of specific Products, Manufacturer and Customer shall use their best efforts to transfer out manufacturing of these Products by the Manufacturer in favor of the lower total cost option.

2.9      PACKAGING

         Packaging shall be in accordance with Customer's standards, unless otherwise mutually agreed in writing. Customer shall specify in each Statement of Work, or otherwise as agreed by the parties, the trademarks and trade dress features to appear on the Products and the publications to be included in packaging.

2.10     PROGRAM COORDINATION.

         Each party shall appoint Program coordinators to provide operational, commercial and technical liaison with the other party hereto in connection with the manufacture and the delivery of the Products. Each coordinator shall be responsible to provide the official point of interface within each party and will be prime to the provide coordination within their respective organization for all aspect of the execution of this agreement.

         Manufacturer Program Coordinator:
         Takeshi Naito
         Phone; 81-3-3489-3800
         Fax; 81-3-3488-1228

         Customer Program Coordinator:
         Jeff Milway
         Phone; 770-622-8644
         Fax; 770-622-8645

SECTION 3: PRICING AND PAYMENT TERMS

3.1      PRICING OF PRODUCT AND SERVICES

         Pricing for each Product units shall be mutually agreed upon by the parties and shall be defined as follow:

         (i) a pricing schedule for current Products to be manufactured by Manufacturer on a "standard production" basis (Exhibit "A");
         (ii) a pricing schedule for repair services (Exhibit "D");

         All prices are in U.S. dollars unless otherwise stated.

         Exhibits "A" and "D" are incorporated herein by reference. Manufacturer will sell Products and Services to Customer at the prices indicated on such Exhibits. Changes to pricing schedules shall be mutually agreed on by the parties in connection with each material change in an applicable Bill of Materials for each Product. The parties understand that, during the term hereof, different Products may be manufactured and sold to Customer by Manufacturer upon mutual agreement of the parties. Manufacturer and Customer may agree to amend pricing schedules accordingly. The pricing in Exhibits "B" is subject to periodic review and change by written agreement of the parties.

         Unless otherwise expressly stated in writing, Manufacturer's prices are exclusive of charges for Product(s) transportation and other related services, and any sales or other tax or duty which Manufacturer may be required to collect or pay upon the ordered transaction. Premium transportation may be used with Customer's concurrence to expedite delivery but only upon Customer's written request and expense. Premium transportation shall be used by Manufacturer, at its own cost, if necessary to meet Order delivery dates.

3.2      PRICING OF NEW PRODUCT(S)

         Prices for new Product units shall be mutually agreed upon by the parties and shall be defined according to section 3.1 of this agreement.

3.3      PAYMENT

         Payment terms are net/45 days from the date Manufacturer issues an invoice.

3.4      INVOICING

         Manufacturer may invoice for Products upon completion and shipment of such Products pursuant to Purchase Orders. To the extent Manufacturer is entitled to do so under a Statement of Work, Manufacturer may invoice monthly for other Services performed, if any, as set forth in the applicable Statement of Work.

3.5      TAXES

         Customer shall be responsible for sales, use, or custom taxes or duties resulting from the sale or shipment of Products in accordance with its Purchase Orders. Customer shall provide tax exemption numbers, if applicable, for such purchases.

3.6      RECORD KEEPING

         Manufacturer shall its maintain records and shall implement mutually agreeable accounting classifications such that charges to Customer are separately identified.

SECTION 4: PURCHASE ORDERS

4.1      PURCHASE ORDERS

         Customer will provide Purchase Order(s) on a monthly basis, as its needs require. Such Purchase Order(s) will cover a forward period of a minimum of 60 days.

4.2      ACCEPTANCE OF PURCHASE ORDERS

         Manufacturer shall accept Purchase Orders conforming to the requirements of this Agreement and Statements of Work then in effect. Manufacturer shall indicate its acceptance of proposed Purchase Order(s) by written acknowledgment of the Purchase Order(s) for quantity and delivery timing requested within ten (10) days after its receipt thereof. Customer shall expect that delivery quantities and timing will be as requested provided that such quantities are within the Product(s) Forecast.

4.3      COMPLETION

         Upon acceptance of each Purchase Order, Manufacturer will manufacture and assemble the Products called for by such Purchase Order, conduct final testing, and package the Products in accordance with the Products' Specifications.

SECTION 5: PURCHASE ORDER RESCHEDULING/CANCELLATIONS

5.1      RESCHEDULING

         Manufacturer agrees to use commercially reasonable efforts to accommodate Customer's requests for rescheduling (both acceleration and delay), from time to time. Before accepting such rescheduling requests, Manufacturer may quote applicable charges resulting from changes in costs associated with such rescheduling to Customer. If the parties are unable to agree on such changes in charges, then Manufacturer shall deliver the Products as initially agreed, subject to Customer's right to cancel Purchase Orders as provided herein.

5.2      PRODUCT MODIFICATIONS

         Manufacturer agrees to use commercially reasonable efforts to accommodate changes in versions of a Product within a reasonable time after receiving a written request for such change.

5.3      CANCELLATION

         Customer may, by written notice, cancel shipments of Products that are scheduled for delivery more than thirty (30) days after Manufacturer's receipt of such notice. Upon Manufacturer's receipt of a notice of cancellation, Manufacturer shall stop work on the canceled Portion of existing Purchase Orders immediately. Manufacturer agrees to use its best efforts to return, reuse, or sell any Manufacturer Components that comprise the canceled portion of the applicable Purchase Order and Manufacturer will use its best efforts to effectively minimize all other costs associated with such cancellation.

5.4      CANCELLATION CHARGES

         With respect to canceled Purchase Orders, Customer agrees to pay
         Manufacturer:

         (a) For Components (other than items paid for by Customer) acquired solely for the execution of such Purchase Order, Customer shall pay to Manufacturer, Manufacturer's actual costs for such Components, minus amounts saved as a result of any return, reuse, or sale of such Components; plus

         (b) For completed work and work in progress that cannot be used to fill other orders, Customer shall reimburse Manufacturer's costs for actual and reasonable labor and supplies incurred pursuant to Customer's Purchase Orders up to the date of receipt of notice of cancellation.

         (c) Customer shall be responsible for long lead-time materials purchased by Manufacturer, with prior written approval from Customer, outside the immediate 60 day Firm Purchase Order period.

         In no event shall cancellation charges set forth previously exceed the price of the Products covered by the canceled portion of the Purchase Order.

         Manufacturer will provide Customer with documentation adequate to support its claim for cancellation charges. Components and completed work and work in progress that are paid for by Customer pursuant to such cancellation charges shall be Customer's property and shall be held or delivered to Customer as Customer may reasonably request Notwithstanding the foregoing, Customer shall have no obligation to pay cancellation charges if the cancellation is occasioned by the failure of Manufacturer to perform its obligations under this Agreement.

SECTION 6: FORECASTS

6.1      PRODUCT(S) FORECAST

(a) Customer shall provide its Product(s) forecasts in the following manner:

         Days from Shipment                         Required Specifically
         ----------------------------------------------------------------
         0  to 60 Days                               Firm Order
         61 to 90 Days                               30% variation from previous forecast
         91 to 120 Days                              75% schedule variation from previous forecast
         12 months                                   Rolling forecast updated quarterly

(b) Orders shall be managed in weekly intervals within the immediate 90 day period and monthly within the rest of the 12 month period. Customer shall provide monthly forecasts and except as provided in a Purchase Order, forecast information shall be for planning purposes only and shall not represent Customers commitment to purchase any or all of such units or create any other obligation whatsoever by Customer beyond the immediate 60 day period.

(c) Manufacturer shall provide acknowledgment and factory delivery commitments to the above requirements within 5 working days for 0 to 60 day requirements and 10 working days for 61 day and over requirements.

(d) Manufacturer will provide weekly shipment reports detailing all Product Codes shipped, quantity, value and "Ship to" customer.

SECTION 7:  SHIPPING/DELIVERY/TITLE

7.1      FOB TERMS

         All deliveries of Products covered under this Agreement shall be made Manufacturer FOB Manufacturer's facility freight collect, or prepaid by Manufacturer and charged to Customer per Invoice. Customer may specify the carrier by so indicating within a mutually agreeable, reasonable period of time prior to shipment. If Products are designated for export, Customer is responsible for assuring compliance with applicable export laws, and Customer will provide Manufacturer with instructions for the handling of such export shipments.

7.2      SHIPPING

         Shipping will be planned to meet commitments with the most economical shipping arrangements for both Customer and Manufacturer. All shipments will be marshaled and Product(s) may not be shipped incomplete, except as may be mutually agreed to by the parties.

7.3      DELIVERY IN INSTALLMENTS

         Manufacturer may fill a Purchase Order in installments, but only in mutually agreeable partial quantities and at mutually agreeable intervals. Manufacturer may not Ship incomplete Products at any time, unless pre-approved by Customer.

7.4      TITLE

         Title to any Manufacturer Components included in the Products will pass to Customer upon the earlier of delivery to Customer or Manufacturer's receipt of payment for such items. To the extent not otherwise provided in this paragraph, title to Products will pass to Customer at point of shipment. Customer Components shall be held by Manufacturer as on consignment from Customer and shall be accounted for by Manufacturer and cared for in accordance with commercially reasonable standards. Title to Customer Components will remain with Customer, but Manufacturer shall have a purchase money security interest against the Products until receipt of payment from Customer.

7.5      LATE DELIVERY

         Manufacturer agrees that it shall deliver the Products ordered by Customer hereunder on, or not earlier than 10 calendar days before, the Delivery Dates specified in the Purchase Orders. Manufacturer shall immediately notify Customer of any anticipated late deliveries and any impending plant or facility shutdowns for any reason; including vacation, tool repair, labor difficulties or governmental order, which may adversely impact the scheduled Delivery Dates. In the event that Manufacturer is delinquent on delivering a Product to Customer for reasons other than a force majeure, Manufacturer shall deliver such Product to Customer in the most expeditious manner possible and the payment of premium transportation costs associated with the delivery of the Product shall be at Manufacturers expense. Furthermore, any deliveries made more than 30 days beyond the Delivery Date specified in s Purchase Order shall result in Manufacturer being required to prepare a written corrective action plan and delivering such to Customer, specifying the causes for such delay and the corrective action to be taken as a result thereof, and Customer shall have the right to terminate the Purchase Order to which such delivery relates without any liability for such termination.

SECTION 8: MANUFACTURING CAPACITY

8.1      MANUFACTURING CAPACITY

         Manufacturer warrants that it currently has the installed capacity to produce manufacturing output of 10,000 RF Converters per month. Manufacturer agrees to use its best efforts to accommodate capacity increases if requested by Customer, from time to time. Notwithstanding the foregoing, Manufacturer agrees that it will accommodate an increase in capacity within 90 days with a preapproved forecast or 180 days from the date of request of production output.

SECTION 9: QUALITY

9.1      QUALITY ASSURANCE

         Prior to first Production start for each Product(s), Manufacturer shall provide Customer with a specific product quality plan satisfactory to Customer.

         Manufacturer agrees that all shipments and products shall be verified for compliance with the agreed Customer's test specifications for each Product(s); test and verification records will be logged and kept available for a period of 24 months from the period of shipment for each Product(s).

         Further, the parties agree that regular quality reviews will be held no less frequently than on a quarterly basis at such time and place as mutually agreed to by the parties. Reasons for such meetings may include, but shall not be limited to:
         (a) Review of quality acceptance criteria;
         (b) Review of test process for quality or cost improvement;

         (b) Quality performance and receiving inspection/installation results;
         (c)      Corrective action results/change control; and
         (d)      Field problem reviews and regulatory impacts.

         In addition, Manufacturer agrees to:

         (a) Respond in a timely manner to Customers quality related corrective action requests as a result of quality non-conformance;
         (b) Allow inspections and periodic quality audits by Customer to determine product conformance to quality criteria and
         (c) Manufacture Products in compliance with applicable requirements hereunder and as required by law.

         Manufacturer shall notify Customer promptly of product(s) or quality issues identified in the course of the manufacturing process. Customer shall provide prompt technical assistance to Quality and Product related issues. Manufacturer has the right to stop manufacturing lines to limit product defects exposure, except as otherwise provided herein.

9.2      FAILURE ANALYSIS

         Manufacturer agrees to support Customer in the performance of failure Root Cause analysis such that product issues can be solved at the source.

         Customer agrees to share with Manufacturer all pertinent data that can improve product quality of process reliability.

9.3      INSPECTION AND ACCEPTANCE

         Customer may notify Manufacturer in writing of particular deficiencies in the Products, from time to time, but failure to give such notice of such deficiencies shall not prejudice warranty claims hereunder. Products will be deemed accepted by Customer if a notice of deficiency is not received by Manufacturer within fifteen (15) days after Customer's receipt of the Products. Manufacturer's responsibility for deficiencies shall be as provided for under the warranty provisions of this Agreement.

SECTION 10: PREPRODUCTION

         When, requested, Manufacturer shall support Customer in the introduction of New Product(s) throughout the preproduction product cycle including the following tasks;

         (a)      Manufacturability assessment
         (b)      Product testability assessment
         (c)      Component sourcing
         (c)      Manufacturing and test process design
         (d)      Manufacturing launch

         The Preproduction tasks required, for each "new Product will be covered by specific Statements of Work.

SECTION 11:       SPECIFICATIONS AND COMPONENTS

11.1     SPECIFICATIONS

         Customer shall have primary responsibility for the preparation of Specifications for the Product. Customer shall provide Manufacturer with copies of preliminary, working draft, and completed portions of the Specifications for review. The parties agree to cooperate with each other to implement changes to the Specifications made by Customer from time to time. The parties shall jointly review the impact of such changes, and, in the event Manufacturer reasonably believes that any such change will affect the work performed by Manufacturer under this Agreement, it shall notify Customer and advise Customer of any such effect, including any impact on the manufacture or assembly of the Product, design considerations, and the costs to be incurred by Manufacturer and Customer as a result of such changes.

11.2     CUSTOMER COMPONENTS

         Customer may identify to Manufacturer certain Components that must be used in the manufacturing of the Product. Either these Components may be consigned by Customer or Manufacturer may be directed by Customer to purchase such components from Customer's approved vendor list ("AVL"). If Manufacturer offers alternatives to Customer's AVL, the alternative must be approved in writing by Customer prior to use in production of Products.

11.3     PROGRAMS

         If third party Software is incorporated in the Products, procurement of such Software shall be the responsibility of Manufacturer or Customer as set forth in the applicable Statement of Work or Bill of Materials. Any restrictions or payment obligations imposed by the original source on Manufacturer's or Customer's use or handling of such Software shall be set forth in a separate signed writing. There shall be no payment or reimbursement obligation on Customer's part for programming obtained or provided by Manufacturer unless such payments or reimbursements are set forth in a Bill of Materials that indicates that Customer has accepted such obligation. Title to any Programs and other Proprietary Information provided by Customer to Manufacturer (by license or otherwise) to be used in the manufacturer of Products will remain with Customer and Manufacturer shall use such Programs and other Proprietary Information solely for the purpose contemplated by this Agreement. Customer hereby grants to Manufacturer a personal and nonexclusive license to use the Programs in and for the Products during the term of this Agreement. Manufacturer may only make such copies of the Programs as are necessary for it to perform its duties hereunder, plus one copy. Manufacturer shall immediately return such Programs, permitted copies and Proprietary Information to Customer upon termination of this Agreement.

11.4     DESIGN TRANSFER PROCESS

         It is expected that Manufacturer provide capability to allow electronic transfer of all design information. The actual extent and format of product design information shall be mutually agreed.

SECTION 12:       QUARTERLY OPERATIONS REVIEWS

12.1     REVIEWS

         Customer and Manufacturer agree to review quarterly the business performance of each party. Such review shall include items such as product delivery, production forecast, product performance, quality, pricing, and new designs.

SECTION 13:       ECNS, CHANGES AND ERRORS, AND EXCESS AND OBSOLETE MATERIALS


13.1     DESIGN CONTROL

         Customer shall be the sole design authority for the Products and as such may issue, from time to time, Engineering Change Notices [ECNs]. Customer shall retain engineering control over the entire Product, including Components, sub-assemblies and all other data and material.

         Manufacturer shall provide on request, to the Technical Coordinator of Customer, process information and specifications, Bills of Materials, updated versions of all drawings, tool drawings, manufacturing and test documentation, software, and other Information as may be reasonably required for the manufacture of the Products ("Manufacturing Data") promptly after such material has been created and thereafter at the request of Customers Program Coordinator. Such information shall be furnished in English.

13.2     ECN CLASS DEFINITIONS AND APPLICABILITY

         "Class 1 ECNs" apply to hazardous conditions or inoperative conditions and must be implemented immediately for all new production, work-in process and stock on hand in Manufacturer's facilities. "Class 2 ECNs" apply to Products that fail published specifications or experience excessive field failure rates which must be implemented on any new production after a planned, mutually agreed to, implementation date as soon as possible, "Class 3 ECNs" apply to new feature, cost improvement, or material substitution on Products and shall be implemented on any new production after a planned, mutually agreed to, implementation date. "Class 4 ECNs" apply to new feature, cost improvement, or material substitution on products after a planned implementation date determined by Manufacturer to minimize scrap material costs. "Class 5 ECNs" shall be issued by Customer which apply to new Products produced by Manufacturer indicating product acceptance by Customer. Customer shall issue ECN's to Manufacturer from time to time and the responsibility for the costs of such ECN's is set forth in
         Section 13.3.

13.3     RESPONSIBILITY FOR COST OF ECNS AND ACTIONS

         Charges for ECN's needed due to product specification error/changes are the responsibility of Customer. All other charges due to ECN's are responsibility of Manufacturer.

13.4     CHANGES AND ERRORS

         Customer is responsible for costs of Changes and Errors resulting from Engineering Design Changes requested by the Customer and shall be billed for such costs by Manufacturer. Manufacturer is responsible for all Changes and Errors resulting from defects in workmanship and resulting from Engineering Design Changes requested by the Manufacturer.

13.5     APPROVAL OF MAJOR CHANGES AND ERRORS

         All costs of Changes and Errors in excess of $10,000 must be pre-approved in writing by Customer. Manufacturer shall provide monthly Changes and Errors reports to Customer in a format as shall be mutually agreed.

13.6     EXCESS AND OBSOLETE MATERIALS

         Customer is responsible for all costs resulting from a reduction in forecast exceeding the ordering rules outlined in Section 6.1 and Customer is responsible for all obsolete material resulting from engineering design changes requested by Customer. Manufacturer is responsible for the cost of all other Excess and Obsolete materials. Customer will accept Excess and Obsolete charges at the time of the final disposition of such material to the extent Customer is responsible: for such changes as outlined above. Manufacturer and Customer shall review such Excess and Obsolete materials monthly to ensure compliance with the terms herein.

SECTION 14:       DEVELOPED INFORMATION

         The parties agree that Manufacturer is performing research or development activities, manufacturing and assembly services for Customer and it is specifically agreed that Customer is not conferring on Manufacturer any Intellectual Property Rights or licenses concerning Customer's Products and that all design plans are the Property of Customer. If Manufacturer does design or develop anything related to Customers Products and Product designs, such "Improvements" shall be promptly disclosed to Customer and they shall be considered "work for hire" and belong to Customer or alternatively Manufacturer agrees to promptly disclose to Customer any such "Improvement" and assign all such rights exclusively to Customer. "Improvements" shall include improvements, changes, additions, and modifications to Customer's Product design and Intellectual Property, but shall not include Manufacturer's general practices and knowledge, pre-existing intellectual property, designs, and individual components and other intellectual property not specifically related to the Product.

SECTION 15:       WARRANTY

15.1     MANUFACTURER'S WARRANTY

         Manufacturer warrants that the Products manufactured hereunder, under normal use and service, will be free from defective material and faulty workmanship and will perform in accordance with Customers applicable Specifications for a period, of 20 months from the date of manufacture; provided, however, that Manufacturer shall have no liability for any defects as a result of specification flaws. This warranty does not apply to items normally consumed in operation, such as lamps and fuses. Manufacturer's sole obligation and Customer's exclusive remedy under this warranty is limited to the replacement or repair, at Manufacturers option and expense, of the defective Products, and such obligation and remedy are conditioned upon the Products not having been altered by any party other than Manufacturer without Manufacturer's prior written consent, and the defect not being the result of mishandling, abuse, misuse or improper storage, operation, or maintenance, or other causes not imputable to Manufacturer and upon the Products not having been damaged by fire, explosion, power failure, or any act of nature or public enemy. Repair or replacement Products furnished during the warranty period shall be warranted for a period of one hundred and twenty (120) days or the remainder of the original warranty whichever is longer. The aforementioned warranties shall inure to Customer, its successors and assigns, and those who purchase or use each Product Manufacturer warrants that the Product delivered to Customer is free and clear of all liens and encumbrances.

15.2     MANUFACTURERS DUTIES

         Manufacturer shall maintain product test logs for all products shipped for a period of 24 months and shall make such information available to Customer on request. Product related issues identified in field returns shall be documented by Manufacturer and reported in writing to Customer as soon as practicable. Manufacturer shall assist Customer in performing root cause analysis of field failures and make such information available to Customer on request. Manufacturer shall have no responsibility for defects in Customer Components with no design root cause; but Manufacturer agrees to cooperate in processing applicable third-party warranty claims and in taking advantage of remedies, if any, available from the original sources of such Customer Components. Issues resulting from Warranty administration must be reported monthly in writing by Manufacturer and both parties shall use their best efforts to achieve prompt resolution of any open issues.

15.3     CUSTOMER WARRANTY

         Customer warrants it has the right (1) to consign Customer Components to Manufacturer for incorporation in the Products in accordance with the Manufacturing and Design Documentation and (2) to authorize Manufacturer to use, for purposes of manufacturing and assembling the Products hereunder, any information provided by Customer and contained in the Manufacturing and Design Documentation.

15.4     CONFORMING PRODUCTS

         For Products that are returned to Manufacturer by Customer for warranty repair or replacement and are found by Manufacturer to conform to the Product Specifications and such conformity is verified by Customer, Customer shall pay Manufacturer shipping charges and duties.

15.5     INCOMING INSPECTION

         All incoming lots are subject to sampling and inspection according to MIL STD-105D, level 2, normal inspection, single sampling, AQL level =
         1.0. Lots will be subject to acceptance or rejection as per the above criteria. Rejected lots will be submitted to the Manufacturer for 100% inspection and correction. Customer and Manufacturer reserve the right to reject any defective units, regardless of whether the lot as a whole is accepted or rejected. A unit is considered defective if it (or any section of it) fails to work or it fails to meet any specification listed in this document. Units exhibiting inadequate or poor workmanship may also be considered defective.

15.6     DISCLAIMER.

         THE FOREGOING WARRANTIES AND REMEDIES CONSTITUTE THE ONLY WARRANTIES WITH RESPECT TO PRODUCTS AND ARE CUSTOMER'S EXCLUSIVE REMEDIES IN THE EVENT SUCH WARRANTIES ARE BREACHED. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPUED. INCLUDING WITHOUT LIMITATION, ANY WARRANTY WITH RESPECT TO ANY OTHER SERVICES PROVIDED BY MANUFACTURER HEREUNDER OR OTHERWISE, AND ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE FOR ANY REASON.

SECTION 16:       REPAIRS

         Manufacturer agrees to provide repairs services for Product it manufactures. Stock classes applicable to repairs are set forth in Exhibit "F".

16.1     REPAIRS UNDER WARRANTY

         Manufacturer is responsible for the cost of repairs where workmanship defects are identified, subject to the terms set forth in section 15. Customer shall be responsible for costs of repair where specification related defects are identified. Manufacturer can replace product with "like for like" replacement Class B stock.

16.2     REPAIRS OUT OF WARRANTY

         The price schedule for out of warranty repairs is set forth in Exhibit "D".

16.3     TIME LIMITATIONS

         Manufacturer must retain repair capabilities for the product component set forth in Exhibit "A" for a period of 7 years.

16.4     REPAIR PROCESS

         a) Manufacturer shall coordinate the management of repairs and returns, and shall coordinate the management of repairs and returns with such of its affiliates or subcontractors (as Customer agrees by written consent, which shall not be unreasonably withheld).

         b) Manufacturer shall proceed with the repair of Class C product(s) as defined in Exhibit "E" within twenty-one (21) calendar days from the date of receipt at Manufacturer's site. In the event that any Product is not capable of being repaired by Manufacturer on a timely basis, it shall be replaced with a Class A Product as defined in Exhibit "E".

         c) Manufacturer shall establish return depots in North America and Japan.

SECTION 17:       LIMITATION OF LIABILITY

17.1     EXCLUSION OF CERTAIN DAMAGES

         IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, LOSS OF USE, OR DATA OR INTERRUPTION OF BUSINESS, WHETHER SUCH ALLEGED DAMAGES ARE LABELED IN TORT, CONTRACT, OR INDEMNITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

17.2     TIME LIMITATIONS

         Actions by either party, however asserted, other than in respect of any infringement of Intellectual Property Rights, shall be commenced within two years from the date the cause of action accrues.

SECTION 18:       INTELLECTUAL PROPERTY RIGHTS

18.1     MANUFACTURER INDEMNITY

         Manufacturer, at its own expense, shall protect, defend, hold harmless, and indemnify Customer and any subsequent owner of the Products, and shall pay any damages, agreed upon settlement amounts, or necessary costs (including attorney fees and fines) finally awarded with respect to all proceedings or claims against it or them for the infringement of any Intellectual Property Rights resulting from Manufacturer's manufacture and assembly processes or the use of Manufacturer Components where such use necessarily and solely causes the infringement. Manufacturer shall not have any liability hereunder based on (1) required compliance by Manufacturer with manufacturing and design documentation originating with and furnished by Customer (or the combination. of the Products with other apparatus not included in the deliveries to Customer), if such compliance (or combination) necessarily and solely gives rise to such proceedings or claims; (2) infringement or alleged infringement caused solely by Customer Components; or (3) infringements resulting from modifications or alterations made after shipment by Manufacturer. Customer shall not agree to settle any such proceeding or claim without ~e written consent of Manufacturer, which consent shall not be unreasonably withheld.

18.2     NO OTHER RIGHTS

         Except for any licenses and immunities that are expressly granted by this Agreement, nothing in this Agreement or any course of dealing between the parties will be deemed to create a license from either party to the other of any Intellectual Property Right, whether by estoppel, implication, or otherwise.

SECTION 19:       TERM AND TERMINATION

19.1     TERM

         This Agreement shall commence on the Effective Date and shall be in effect until December 31, 1998 Thereafter, this Agreement shall automatically renew for successive terms of one year unless and until terminated pursuant to Section 19.2.

19.2     TERMINATION OF AGREEMENT

         This Agreement may be terminated by either party at any time upon the occurrence of any one or more of the following events of default:

         (a) The other party defaults in the performance of any material requirement or obligation under this Agreement or any other written agreement between the parties concerning the subject of this Agreement, and such default is not cured within 20 days after written notice of such default is sent to such party;

         (b) Customer fails to make (in full) any payment required by this Agreement to Manufacturer on the date due, and fails to cure such default within 20 days after written notice of such default is sent to Customer; or

         (c) The other party ceases to do business, makes a composition or assignment for the benefit of its creditors, makes a general arrangement with its creditors concerning any extension or forgiveness of any of its secured debt, becomes bankrupt or insolvent, suffers or seeks the appointment of a receiver to the whole or any material part of its business, takes any action to liquidate or wind up the whole or any material part of its business, is found subject to any provisions of any bankruptcy code concerning involuntary bankruptcy or similar proceeding, or suffers a material adverse change in its financial position such that payments hereunder may be affected or delayed by a creditor or administrator of the business of the other party.

         In addition, either party may terminate this Agreement for convenience on a 9 months prior written notice to the other party.

         In the event of termination of this Agreement, Manufacturer agrees that the Customer will have the option to purchase the dedicated test equipment, texturing and tools used for the manufacturing and test of the Product(s). Manufacturer agrees to sell such equipment at actual depreciated book value at the time of termination.

19.3     PAYMENT OBLIGATIONS

         No termination of this Agreement shall release Customer from any obligation to pay Manufacturer any amount that has accrued or become payable at or prior to the date of termination.

19.4     SURVIVAL

         Notwithstanding any termination of this Agreement, the provisions of
         Section 20.3 shall continue in accordance with its terms.

SECTION 20:       GENERAL TERMS

20.1     INDEMNIFICATION

         Each party shall indemnify and defend the other party against all claims, suits, losses, expenses, and liabilities for bodily injury, personal injury, death, and property damage directly or indirectly caused by any Products or through the intentional acts or negligence of such party or of any person for whose actions said party is legally liable. Both parties shall carry and maintain liability insurance coverage to satisfactorily cover its obligations under this Agreement.

20.2     INDEPENDENT CONTRACTOR STATUS

         Each of the parties hereto shall conduct the work to be performed hereunder as an independent contractor and not as an agent or employee of the other party. Subject to the terms and conditions of this Agreement, each party shall choose the means to be employed and the manner of carrying out its obligations hereunder. Each party shall have sole responsibility for the supervision and payment of its personnel and, except as agreed in writing, all other costs and expenses required to perform its obligations hereunder.

20.3     CONFIDENTIAL INFORMATION

         All technical information, specifications, drawings, documentation and "know-how" of every kind and description whatsoever disclosed by either party to the other under this Agreement ("Information"), except insofar as it may be in the public domain or be established to have been independently developed and so documented by the other party or obtained by the other party from any person not in breach of any confidentiality obligations to the disclosing party, is the exclusive property of the disclosing party, and the other party, except as specifically authorized in writing by the disclosing party, or as permitted hereunder, shall treat and protect the Information as confidential, shall not reproduce the Information except to the extent reasonably required for the performance of this Agreement, shall not divulge the Information in whole or in part to any third parties, and shall use the Information only for purposes necessary for the performance of this Agreement. This obligation shall survive the termination of this Agreement. Each party shall disclose the Information only to those of its employees and agents who shall have a "need-to-know" the Information for the purposes described herein after first making such employees or agents aware of the confidentiality obligations set forth above.

20.4     FREEDOM OF ACTION

         Except as restricted by Intellectual Property Rights of a party hereto or of third parties, nothing in this Agreement shall limit the right of Customer or Manufacturer to develop, have developed, procure, and/or market products or services now or in the future, including any that may be competitive with those that are subject of this Agreement. Neither party shall be required to disclose planning information to the other except for the forecast described in Section 6 and as may be mutually agreed upon by the parties.

20.5     TRADEMARKS AND TRADE NAMES

         Neither this Agreement nor the sale of Products hereunder shall be deemed to give either party any right to use any of the other party's trademarks or trade names without such other party's specific, written consent.

20.6     COMPLIANCE WITH GOVERNMENTAL LEGAL REQUIREMENTS

         Manufacturer shall comply with the provisions of all applicable federal, state, and local laws, regulations, rules, and ordinances applicable to the transactions governed by this Agreement. Customer shall ensure that the product design complies with FCC regulations and meets UL and CSA standards. Manufacturer shall ensure compliance of all manufactured products to applicable UL and CSA standards. Manufacturer must at all times be ISO 9002 compliant and obtain similar governmental and safety certifications or approvals. Manufacturer shall perform all administrative actions required to qualify each Product for preferential treatment under the rules of any applicable trade treaty.

20.7     EXPORT CONTROLS

         Each party agrees that it will not knowingly (1) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations), including software received from the other under this Agreement; (2) disclose such technical data for use in; or (3) export or re-export directly or indirectly, any direct product of such technical data, including software, to destination to which such export or re-export is restricted or prohibited by U.S. or non-U.S. law without obtaining prior authorization from U.S. Department of Commerce and other competent government authorities to the extent required by those laws. This clause shall survive termination or cancellation of this Agreement.

20.8     FORCE MAJEURE

         Neither Customer nor Manufacturer shall be considered in default or liable for any delay or failure to perform any provision of this Agreement if such delay or failure arises directly or indirectly out of an act of nature, acts of the public enemy freight embargoes, strikes; quarantine restrictions, unusually severe weather conditions, insurrection, riot, and other such causes beyond the control of the party responsible for the delay or failure to perform.

20.9     NOTICE

         Unless otherwise specified in this Agreement, all notices and other communications permitted or required hereunder shall be in writing and shall be mailed, telecopied, telegraphed, telexed or delivered to the other party at the address set forth in the following (or at such other address as either policy shall designate in writing to the other party during the term of this Agreement) and shall be effective at the earlier of the time received of five days after dispatch in accordance with the terms of this Section. Each notice to Customer or Manufacturer shall be addressed until notice of change thereof, as follows:

         If to Customer:

                           Arris Interactive L.L.C.
                           Suite 300
                           Lakefield Drive
                           Suwanee, Georgia 30024

                           Attn:Jeff Milway
                           Telephone: 770-622-8644
                           Fax:770-622-8770

         If to Manufacturer:
                           Mitsumi Electric Co., Ltd.
                           8-8-2 Kokuryo-cho
                           Chofu-shi
                           Tokyo 182
                           Japan
                           Attn: Tomoaki lida_______________
                           Telephone: 81-3-3489-5333___________
                           Fax: 81-3-3488-1228________________


20.10    ASSIGNMENT

         This Agreement may not be assigned by either party without the prior written consent of the other party. Any attempted assignment or transfer of any of the rights, duties, or obligations herein shall be void if not in compliance with this subsection.

20.11    GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Georgia.

20.12    WAIVER

         No failure or delay on the part of either party hereto in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy. No provision of this Agreement may be waived except in writing signed by the party granting such waiver.

20.13    SEVERABILITY

         If any provision of this Agreement is held to be invalid, the other provisions will not be affected.

20.14    COMPLETE AGREEMENT

         This Agreement (including the attachments hereto, Statements of Works, Acknowledgments, Invoices, and Purchase Orders issued hereunder) constitutes the complete and exclusive final written expression of all the terms of agreement between parties. It supersedes all prior agreements, understandings, and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this Agreement shall not be binding on either party unless made in writing and signed by a duly authorized representative of each party.

         Agreed to:                                  Agreed to:
         CUSTOMER                                    MANUFACTURER
         ARRIS INTERACTIVE LLC.                      MITSUMI ELECTRIC CO., LTD.

         By:   /s/ R.J. Stanzione                    By:  /s/ H. Moribe

                   R.J. Stanzione                             H. Moribe
                Name (Print or Type)                        Name (Print or Type)


         Title:      CEO                             Title:    CSO

         Date:       7/9/97                          Date:     9/15/97

July 9, 2001


Mr. Tom Lida
Mitsumi Electric Co., LTD
8-8-2 Koyuryo-Cho
Chofo-shi
Tokyo 182
Japan

Subject: Amendment to Manufacturing Agreement between Arris Interactive LLC and
         Mitsumi Electric Co., LTD.

Dear Lida-san:

This letter amends the above mentioned agreement as follows:

Change the last sentence of Section 7.4 from:

"Title to Customer Components will remain with Customer, but Manufacturer shall have a purchase money security interest against the Products until receipt of payment from Customer."

To read as follows:

"Title to Customer Components will remain with Customer."

Provisions of the above-mentioned agreement to the extent not amended by or in conflict with the above amendment shall continue in effect.

Please sign and return a copy of this letter signifying your agreement.

Regards,

Jeff Milway
Senior Director - Operations
Arris Interactive LLC

IN WITNESS WHEREOF, the undersigned has executed this Amendment.

Mitsumi                                           Arris Interactive

Signature:        /s/ Steve Moribe                /s/ David Potts

Printed Name:         Steve Moribe                    David Potts

Title:            Executive Vice President        Vice President and CEO

Date:             July 9, 2001                    July 9, 2001